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                                                                   EXHIBIT 10.47


                             STAR SCIENTIFIC, INC.
                        EXECUTIVE EMPLOYMENT AGREEMENT


          THIS EXECUTIVE EMPLOYMENT AGREEMENT (this "Agreement") is entered into as of September 15, 2000, by and between STAR SCIENTIFIC, INC., a Delaware corporation (the "Company"), and CHRISTOPHER G. MILLER ("Executive").

                                   RECITALS

     A. The Company is engaged in the research, development and commercialization of smoking cessation products, reduced-risk smoking products and smokeless tobacco products.

     B. The Company wishes to employ Executive and to have the benefit of his professional skills and services, and Executive agrees to change his status from a Consultant to the Company's full-time Chief Financial Officer, in accordance with the terms hereof.

                                   AGREEMENT

     NOW, THEREFORE, the parties hereto agree as follows:

1.  Employment and Duties.
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     (a)  Position.  The Company hereby employs Executive, and Executive hereby
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accepts employment with the Company, as its full-time Chief Financial Officer.

     (b)  Duties.  Executive agrees to devote his best efforts to perform all
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duties assigned to him by the Company's Chairman, President and Chief Operating
Officer and/or Chief Executive Officer in a trustworthy, professional and business-like and loyal manner.

     (c)  Reporting. Executive shall report to the Company's Chairman, President
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and Chief Operating Officer.

     (d)  Devotion of Time to Company's Business. During the Term of this
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Agreement (as such term is defined in Section 1(e) hereof), Executive agrees (i)
to devote the primary portion of his productive time, ability and attention to the business of the Company during normal working hours, (ii) except as noted below, not to engage in any other business duties or business pursuits, (iii) not to render any services of a commercial or professional nature to any individual, trust, partnership, company, corporation, business, organization, group or other entity (each, a "Person"), whether directly or indirectly for compensation or otherwise, without the prior written consent of the Board
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of Directors ("Board"), and (iv) not to acquire, hold or retain, whether directly or indirectly, more than a one percent (1%) interest in any business competing with or similar in nature to the business of the Company or any of its Affiliates (as such term is defined below); provided, however, that during the initial six months of this Agreement, Executive shall be permitted to expend reasonable amounts of time sufficient for Executive to complete outstanding prior commitments, so long as Executive shall devote sufficient time to fulfill his role as Chief Financial Officer. Subject to the foregoing, the making of passive personal investments shall not be deemed a breach of this Agreement or require the prior written consent of the Company if those activities do not materially interfere with the services required of Executive under this Agreement. For purposes of this Agreement, "Affiliates" shall mean any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by, or is under the common control of, the Company.

     (e)  Term. Unless sooner terminated as provided in Section 4 hereof, the
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term of this Agreement shall be deemed to have commenced on September 15, 2000 and shall continue for a term of twenty-four (24) months through September 15, 2002 (the "Initial Term"), and shall be renewable for successive one (1) year terms (each, a "Renewal Term") at the option of the Company. Notice of renewal, if applicable, shall be given to Executive in writing at least thirty (30) days prior to the end of the Initial Term or the applicable Renewal Term, as the case may be. The Initial Term, together with any Renewal Terms shall be referred to in this Agreement as the "Term of this Agreement." If the Company does not provide notice of its intent to renew the Term of this Agreement in accordance with this paragraph, the Agreement shall continue on a month-to-month basis until either party notifies the other of the intent not to continue the Agreement on a month-to-month basis. Notice of an intent not to continue the Agreement on a month-to-month basis shall be effective if provided at least fifteen (15) days prior to the completion of the then-current monthly term.

     (f)  Observance of Company Rules, Regulations and Policies. Executive shall
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duly, punctually and faithfully perform and observe any and all rules, regulations and policies which the Company may now have or hereafter establish governing the conduct of its business or its employees to the extent such rules, regulations and policies are not in conflict with this Agreement. Executive shall promptly provide written notice to the Board of Directors of any such apparent conflict of which Executive becomes aware.

2.  Compensation.
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     (a)  Base Salary. The Company shall pay to Executive during the first six
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months of this Agreement a base salary of $10,000 per month. At the end of the six-month period, the parties will discuss an expansion of Executive's time commitment, if possible, and consideration of an increase in salary commensurate therewith. If a further

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agreement is not negotiated, Executive will continue to be paid $10,000 per month during the remainder of this Agreement.

     (a)  Discretionary Bonus. In addition to the Base Salary, and assuming that
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this Agreement remains in effect, the Company's Compensation Committee as of
September 15, 2001 and September 15, 2002 will review Executive's performance during each proceeding 12-month period and determine what, if any, bonus, in addition to Executive's basic salary and options, should be awarded to Executive. Such decision by the Compensation Committee shall be made within sixty (60) days from September 15, 2001 and September 15, 2002, respectively.

     (c)  Stock Option.
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       (i)    Stock Option Grant. The parties acknowledge and agree that, as
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additional incentive to Executive, the Compensation Committee will recommend and, upon Board approval, the Company will grant to Executive a Stock Option (the "Option") to purchase up to fifty thousand (50,000) shares of Common Stock of the Company at fair market value pursuant to the Company's standard form of stock option agreement under its 1998 or 2000 Stock Option Plan (the "Plan").

       (ii)   Vesting. The Option shall vest on the following schedule (A)
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twenty-five thousand (25,000) shares shall become exercisable on September 15,
2001 and (B) twenty-five thousand (25,000) shares shall become exercisable on September 15, 2002. However, if Executive dies or becomes disabled (as defined in Section 4(b)) or if the Company is acquired by a Third Party and such Third Party does not agree to continue this Agreement in effect through its initial term (i.e., through September 15, 2002), then the Option shall vest and become immediately exercisable by Consultant or his Estate at the time of such event.

       (iii)  Termination. To the extent not then fully vested, the Option shall
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immediately terminate upon the earlier of the effective date of termination of this Agreement (A) by the Company for Cause (as such term is defined in Section 4(c) hereof) or (B) voluntarily by the Executive (as such term is defined in
Section 4(d) hereof).

     (d)  Housing. Company will at no expense to Executive make available to
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Executive an apartment or comparable housing in close proximity to the Company's office in Chester, Virginia, for use when Executive is working at the Company's Chester office. Such housing will be available to other persons working with the Company when Executive is not working at the Company's Chester office.

     (e)  Vacation. Executive shall be entitled to such annual vacation time
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with full pay as the Company may provide in its standard policies and practices for any other management executives.

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     (f)  Directors and Officers Liability Insurance. Executive shall be
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entitled to participate in, and have the benefit of, directors and officers liability insurance to the same extent such coverage is provided to the Company's other management executives.

     (g)  Other Benefits. Executive shall participate in and have the benefits
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of all present and future vacation, holiday, paid leave, unpaid leave, life, accident, disability, dental, vision and health insurance plans (including any key man executive health and benefit programs), pension, profit-sharing and savings plans and all other plans and benefits to the same extent such coverage is provided to the Company's other management executives.

     (h)  Withholding. The parties shall comply with all applicable withholding
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requirements in connection with all compensation payable to Executive.

3.  Expense Reimbursement.
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     (a)  General Business Expenses. The Company shall reimburse Executive for
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all business travel and other out-of-pocket expenses reasonably incurred by
Executive in the course of performing his duties under this Agreement. All reimbursable expenses shall be appropriately documented and shall be in reasonable detail and in a format and manner consistent with the Company's expense reporting policy, as well as applicable federal and state tax record keeping requirements.

     (b)  Professional Educational Expenses and Fees. In addition, the Company
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shall reimburse Executive for (i) all reasonable expenses incurred for continuing education courses required to maintain Executive's professional status, and (ii) all reasonable professional fees and dues associated with Executive's professional status.

4.  Termination and Rights on Termination.  This Agreement shall terminate upon
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the occurrence of any of the following events:

     (a)  Death. Upon the death of Executive, in which event the Company shall,
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within thirty (30) days of receiving notice of such death, pay Executive's estate all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of death. Executive's estate shall not be entitled to any severance compensation.

     (b)  Disability. Upon the mental or physical Disability (as such term is
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defined below) of Executive, in which event the Company shall, within thirty
(30) days following the determination of Disability, pay Executive all salary then due and payable and all accrued vacation pay and bonuses, if any, in each case payable or accrued through the date of determination of Disability. For purposes of this Agreement, "Disability" shall mean a physical or mental condition, verified by a physician designated by the Company, which prevents Executive from carrying out one or more of the material aspects of his assigned duties for at least ninety (90) consecutive days, or for a total of ninety (90) days

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in any six (6) month period. Executive shall not be entitled to any severance compensation.

     (c)  Termination by the Company For Cause. The Company may terminate this
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Agreement at any time for Cause (as such term is defined below). In this event, the Company shall, within thirty (30) days following such termination, pay Executive all salary then due and payable through the date of termination. Executive shall not be entitled to any severance compensation or any accrued vacation pay or bonuses. For purposes of this Agreement, "Cause" shall mean:

       (i) Any conduct which, in the sole judgment of the Board of Directors, has diminished the professional reputation of the Executive or has adversely affected his ability to serve as Chief Financial Officer of the Company. By way of example, and not of limitation, the following types of conduct would be "cause" for termination hereunder; engaging in competition with the Company, inducing any employee or any significant customer, contractor, supplier, representative or distributor of the Company to breach any contract with the Company, or to cease doing business, or limit business activity, with the Company, intentionally making an unauthorized disclosure of material confidential information of the Company, committing an act of dishonesty, fraud, embezzlement or theft, otherwise engaging in misconduct with respect to the property, business or affairs of the Company, or deliberately disregarding the rules, regulations and policies of the Company in such a manner as to cause loss, damage or injury to, otherwise materially endanger, or, in the sole judgment of the Board, adversely affect the property, reputation, operations or employees of the Company;

       (ii) Gross negligence by Executive in the performance of his duties hereunder, dereliction or negligence in performing any of such duties, or refusal to abide by or comply with the directives of the Board;

       (iii) Conviction for a felony offense, a crime involving moral turpitude, or any other offense which could reflect adversely upon the Company; or

       (iv) Abuse of alcohol or drugs (legal or illegal) that, in the sole judgment of the Board of Directors, impairs Executive's ability to perform his duties hereunder.

     (d)  Voluntary Termination by Executive. Thirty (30) days after delivery by
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Executive to the Company of a written notice terminating this Agreement for any reason, in which event the Company shall, within thirty (30) days following the effective date of termination, pay Executive all salary then due and payable through the date of termination. Executive shall not be entitled to any severance compensation or any accrued vacation pay or bonuses.

     (e)  Effect of  Termination.  All rights and obligations of the Company and
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Executive under this Agreement shall cease as of the effective date of termination, except

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that the obligations of the Company under this Section 4 and Executive's obligations under Sections 5 and 6 hereof shall survive such termination in accordance with their respective terms.

5.  Restriction on Competition.
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     (a)  Covenant Not to Compete.  The parties acknowledge that the Company is
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placing Executive in a position of great trust, responsibility and authority by virtue of this Agreement, and as a result, that Executive will be exposed to the Company's most sensitive commercial and proprietary information. The parties also recognize and acknowledge that by virtue of his position, Executive will come to be identified closely with the Company in the business and industries in which the Company operates. Executive further acknowledges that the Company's interests in protecting its confidential information and its relationships are both significant and difficult to quantify economically. Therefore, Executive agrees that during the Term of this Agreement and for a period of twelve (12) months from the termination of this Agreement, Executive shall not, without the prior written consent of the Company, either directly or indirectly, for himself or on behalf of or in conjunction with any other Person (i) own, manage, operate, control, be employed by, participate in, render services to, or be associated in any manner with the ownership, management, operation or control of, any business similar to the type of business conducted by the Company or any of its Affiliates (which are described in Recitals, section A above) within any of the geographic territories in which the Company or any of its Affiliates conducts business, (ii) solicit business of the same or similar type being carried on by the Company or any of its Affiliates from any Person (as defined in Section 1(d) above) known by Executive to be a customer of the Company or any of its Affiliates, whether or not Executive had personal contact with such Person during and by reason of Executive's employment with the Company, or (iii) solicit any employee or contractor of the Company to terminate that relationship or endeavor or attempt in any way to interfere with or induce a breach of any contractual relationship that the Company or any of its Affiliates may have with any employee, customer, contractor, supplier, representative or distributor.

     (b)  No Breach for Activities Deemed Not Competitive. It is further agreed
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that, in the event that Executive shall cease to be employed by the Company and enter into a business or pursue other activities that, at such time, are not in competition with the Company or any of its Affiliates, Executive shall not be chargeable with a violation of this Section 5 if the Company subsequently enters the same (or a similar) competitive business or activity.

     (c)  Severability. The parties desire the provisions of this Section 5 to
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be enforceable to the greatest degree possible. Therefore, the covenants in this
Section 5 are severable and separate, and the unenforceability of any specific covenant shall not affect the provisions of any other covenant. If any provision of this Section 5 relating to the

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time period or geographic area of the restrictive covenants shall be declared by a court of competent jurisdiction to exceed the maximum time period or geographic area, as applicable, that such court deems reasonable and enforceable, such time period or geographic area shall be deemed to be, and thereafter shall become, the maximum time period or largest geographic area that such court deems reasonable and enforceable and this Agreement shall automatically be considered to have been amended and revised to reflect such determination.

     (d)  Fair and Reasonable.  Executive has carefully read and considered the
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provisions of this Section 5 and, having done so, agrees that the restrictive covenants in this Section 5 impose a fair and reasonable restraint on Executive, are reasonably required to protect the interests of the Company, its Affiliates and their respective officers, directors, employees and stockholders and that the provisions would not unduly restrict his ability to make an adequate living following the termination of his employment with the Company. It is further agreed that the Company and Executive intend that such covenants be construed and enforced in accordance with the changing activities, business and locations of the Company throughout the term of these covenants.

6.  Confidential Information.
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     (a)  Confidential Information.  Executive hereby agrees to hold in strict
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confidence and not to disclose to any third party any of the confidential and proprietary business, financial, technical, economic, sales and/or other types of proprietary business information relating to the Company or any of its Affiliates (including all trade secrets) in whatever form, whether oral, written, or electronic (collectively, the "Confidential Information"), to which Executive has, or is given (or has had or been given), access during the course of his employment with the Company. It is agreed that the Confidential Information is confidential and proprietary to the Company because such Confidential Information encompasses technical know-how, trade secrets, or technical, financial, organizational, sales or other valuable aspects of the business and trade of the Company or its Affiliates, including without limitation, technologies, products, processes, plans, clients, personnel, operations and business activities. This restriction shall not apply to any Confidential Information that (a) becomes known generally to the public through no fault of the Executive, (b) is required by applicable law, legal process, or any order or mandate of a court or other governmental authority to be disclosed, or (c) is reasonably believed by Executive, based upon the advice of legal counsel, to be required to be disclosed in defense of a lawsuit or other legal or administrative action brought against Executive; provided, however, that in the case of clause (b) or (c), Executive shall give the Company reasonable advance written notice of the Confidential Information intended to be disclosed and the reasons and circumstances surrounding such disclosure, in order to permit the Company to seek a protective order or other appropriate request for confidential treatment of the applicable Confidential Information.

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     (b)  Return of Company Property. In the event of termination of Executive's
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employment with the Company for whatever reason or no reason, (a) Executive agrees not to copy, make known, disclose or use, any of the Confidential Information without the Company's prior written consent, and (b) Executive or Executive's personal representative shall return to the Company (i) all Confidential Information, (ii) all other records, designs, patents, patent applications, business plans, financial statements, manuals, memoranda, lists, correspondence, reports, records, charts, advertising materials and other data or property delivered to or compiled by Executive by or on behalf of the Company or its respective representatives, vendors or customers that pertain to the business of the Company or any of its Affiliates, whether in paper, electronic or other form, and (iii) all keys, credit cards, vehicles and other property of the Company. Executive shall not retain or cause to be retained any copies of the foregoing. Executive hereby agrees that all of the foregoing shall be and remain the property of the Company and the applicable Affiliates and be subject at all times to their discretion and control.

7.  Corporate Opportunities.
    -----------------------

     (a)  Duty to Notify.  During the Term of this Agreement, in the event that
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Executive shall become aware of any business opportunity related to the business of the Company, Executive shall promptly notify the Board of Directors of such opportunity. Executive shall not appropriate for himself or for any other Person (as herein defined) other than the Company (or any Affiliate) any such opportunity unless, as to any particular opportunity, the Board of Directors fails to take appropriate action within thirty (30) days. Executive's duty to notify the Board of Directors and to refrain from appropriating all such opportunities for thirty (30) days shall neither be limited by, nor shall such duty limit, the application of the general laws relating to the fiduciary duties of an agent or employee.

     (b)  Failure to Notify. In the event that Executive fails to notify the
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Board of Directors or so appropriates any such opportunity without the express written consent of the Board of Directors, Executive shall be deemed to have violated the provisions of this Section notwithstanding the following:

       (i) The capacity in which Executive shall have acquired such opportunity; or

       (ii) The probable success in the hands of the Company of such opportunity.

8.  No Prior Agreements.  Executive hereby represents and warrants to the
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Company that the execution of this Agreement by Executive, his employment by the
Company, and the performance of his duties hereunder will not violate or be a breach of any agreement with a former employer, client or any other Person. Further, Executive agrees to indemnify and hold harmless the Company and its officers, directors and

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representatives for any claim, including, but not limited to, reasonable attorneys' fees and expenses of investigation, of any such third party that such third party may now have or may hereafter come to have against the Company or such other persons, based upon or arising out of any noncompetition agreement, invention, secrecy or other agreement between Executive and such third party that was in existence as of the effective date of this Agreement. To the extent that Executive had any oral or written employment agreement, consulting agreement or understanding with the Company, this Agreement shall automatically supersede such agreement or understanding, and upon execution of this Agreement by Executive and the Company, such prior agreement or understanding automatically shall be deemed to have been terminated and shall be null and void.

9.  Representation.  Executive acknowledges that he (a) has reviewed this
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Agreement in its entirety, and/or (b) has had an opportunity to obtain the advice of separate legal counsel prior to executing this Agreement, and (c) fully understands all provisions of this Agreement.

10.  Assignment; Binding Effect.  Executive understands that he has been
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selected for employment by the Company on the basis of his personal and professional qualifications, experience and skills. Executive agrees, therefore, that he cannot assign or delegate all or any portion of his performance under this Agreement. This Agreement may not be assigned or transferred by the Company without the prior written consent of Executive. Subject to the preceding two sentences, this Agreement shall be binding upon, inure to the benefit of, and be enforceable by the parties hereto and their respective heirs, legal representatives, successors, and assigns. Notwithstanding the foregoing, if Executive accepts employment with an Affiliate, unless Executive and his new employer agree otherwise in writing, this Agreement shall automatically be deemed to have been assigned to such new employer (which shall thereafter be an additional or substitute beneficiary of the covenants contained herein, as appropriate), with the consent of Executive, such assignment shall be considered a condition of employment by such new employer, and references to the "Company" in this Agreement shall be deemed to refer to such new employer.

11.  Complete Agreement; Waiver; Amendment.  This Agreement is not a promise of
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future employment. Executive has no oral representations, understandings or agreements with the Company or any of its officers, directors or representatives covering the same subject matter as this Agreement. This Agreement is the final, complete and exclusive statement and expression of the agreement between the Company and Executive with respect to the subject matter hereof and thereof, and cannot be varied, contradicted, or supplemented by evidence of any prior or contemporaneous oral or written agreements. This Agreement may not be later modified except by a further writing signed by a duly authorized officer of the Company and Executive, and no term of this Agreement may be waived except by a writing signed by the party waiving the benefit of such term.

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